Exhibit (d)(16)

Milliman Interim Sub-Advisory Investment Management Agreement
Schedule A

List of Funds

Innovator 20+ Year Treasury Bond 9 Buffer ETF™ – July

Innovator Equity Defined Protection ETF® – 1 Yr January

Innovator Equity Defined Protection ETF® – 1 Yr May

Innovator Equity Defined Protection ETF® – 1 Yr December

Innovator Equity Defined Protection ETF® – 2 Yr to July 2026

Innovator Equity Defined Protection ETF® – 2 Yr to October 2026

Innovator Equity Defined Protection ETF® – 2 Yr to January 2027

Innovator Equity Defined Protection ETF® – 6 Mo Apr/Oct

Innovator Equity Dual Directional 10 Buffer ETF™ – September

Innovator Equity Dual Directional 15 Buffer ETF™ – November

Innovator Growth Accelerated Plus ETF® – July

Innovator Growth-100 Power Buffer ETF™ – June

Innovator Growth-100 Power Buffer ETF™ – September

Innovator Growth-100 Power Buffer ETF™ – October

Innovator Growth-100 Power Buffer ETF™ – November

Innovator Hedged Nasdaq-100® ETF

Innovator Index Autocallable Income Strategy ETF

Innovator Power Buffer Step Up Strategy ETF®

Innovator Premium Income 15 Buffer ETF™ – January

Innovator Premium Income 15 Buffer ETF™ – July

Innovator Premium Income 15 Buffer ETF™ – October

Innovator Premium Income 20 Barrier ETF® – January

Innovator Premium Income 30 Barrier ETF® – January

Innovator Premium Income 30 Barrier ETF® – July

Innovator U.S. Equity Accelerated 9 Buffer ETF™ – January

Innovator U.S. Equity Accelerated 9 Buffer ETF™ – October

Innovator U.S. Equity Accelerated Plus ETF® – January

Innovator U.S. Equity Accelerated Plus ETF® – July

Innovator U.S. Equity Ultra Buffer ETF™ – July

Innovator U.S. Small Cap Power Buffer ETF™ – February

Innovator U.S. Small Cap Power Buffer ETF™ – March

Innovator U.S. Small Cap Power Buffer ETF™ – May

Innovator U.S. Small Cap Power Buffer ETF™ – November

Innovator Uncapped Bitcoin 20 Floor ETF® – Quarterly